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August 23, 2024

CAZ Strategic Opportunities Fund

One Riverway, Suite 2000

Houston, Texas 77056

Re:	Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File Nos. 333-273837 and 811-23892)

Ladies and Gentlemen:

We have acted as counsel to CAZ Strategic Opportunities Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (File Nos. 333-273837 and 811-23892) as originally filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) on August 9, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “1940 Act”), and as subsequently amended, including on or around the date hereof (the “Registration Statement”) relating to the proposed issuance of the Fund’s common shares of beneficial interest (the “Shares”). This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;
(ii)	the Certificate of Trust of the Fund;
(iii)	the Certificate of Amendment to the Certificate of Trust of the Fund;
(iv)	the Amended and Restated Declaration of Trust of the Fund;
(v)	the By-Laws of the Fund;
(vi)	resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares; and
(vii)	a Certificate of Good Standing issued by the Delaware Secretary of State.

CAZ Strategic Opportunities Fund August 23, 2024 Page 2

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees and representatives of the Fund without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when the Shares are issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York and the opinion expressed herein is limited to the Delaware Statutory Trust Act. We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the laws of the State of Delaware.

This opinion has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP